Coupons.com Incorporated Reports First Quarter 2014 Financial Results

– Revenue Growth of 41% Year-over-Year Reflects Accelerating Shift to Digital Couponing –

– Signed Two More Top 10 Grocery Retailers onto Retailer iQ™ Platform since IPO, Bringing Total Partners to Six –

MOUNTAIN VIEW, Calif., May 7, 2014 /PRNewswire/ -- Coupons.com Incorporated (NYSE: COUP), a leader in digital coupons, today reported financial results for the quarter ended March 31, 2014.

  First quarter revenues were $51.5 million, up 41% year-over-year
  First quarter Adjusted EBITDA income was $3.9 million, up 180% year-over-year
  First quarter transaction volume increased to 407.8 million, up 30% year-over-year
  Positive cash flow from operations of $0.9 million for the first quarter of 2014
  Cash and cash equivalents of $220.8 million as of March 31, 2014

"We are pleased with the momentum we have seen in our first quarter as a public company, which is evidenced by our strong revenue growth year-over-year," said Steven Boal, President and CEO of Coupons.com. "These results represent the accelerating shift to our digital couponing platform by consumer packaged goods companies (CPGs), retailers and consumers, which we expect to continue as the year progresses. We remain focused on our key growth strategies to expand our business and our platform for CPGs, retailers and shoppers."

First Quarter 2014 Financial Highlights and Key Metrics

Total revenue increased 41% to $51.5 million in the first quarter of 2014, compared to $36.5 million in the first quarter of 2013. This increase was primarily attributable to an increase in the total number of transactions, defined as the number of digital coupons distributed through the Coupons.com platform that generate revenues, up 30% to 407.8 million in the first quarter of 2014. Revenues in the first quarter of 2014 from digital promotion and display advertisements accounted for 79% and 21% of total revenues, respectively, compared to 82% and 18% for the same period in 2013.

On a GAAP basis, net loss increased 70% to $14.0 million in the first quarter of 2014, from a net loss of $8.2 million in the first quarter of 2013. The GAAP net loss in the first quarter of 2014 included $14.6 million in stock-based compensation expense of which $13.1 million related to previously granted restricted stock units (RSUs) for which the liquidity-event condition was satisfied as a result of Coupons.com's initial public offering.

On a non-GAAP basis, Adjusted EBITDA income increased 180% to $3.9 million in the first quarter of 2014, from a loss of $4.9 million in the first quarter of 2013. The increase in Adjusted EBITDA income was primarily driven by improved expense leverage as a result of top-line revenues increasing at a higher rate than costs.

During the first quarter of 2014, Coupons.com generated positive cash flow from operations of $0.9 million, compared to cash used of $13.5 million in the same period in 2013. As of March 31, 2014, the Company had $220.8 million in cash and cash equivalents.

First Quarter and Recent Operating Highlights

"We have made several recent investments to further integrate and personalize our platform for retailers and consumers, including the launch of Retailer iQ™," commented Mir Aamir, CFO and COO of Coupons.com. "These initiatives allow us to further differentiate our extensive network and sophisticated technology platform, and we believe position us well for continued growth and profitability."

  Retailer iQ: On April 24, 2014, Coupons.com officially announced Retailer iQ, a targeting and analytics platform that combines digital e-receipts, personalized recommendations for products and coupons, integrated shopping lists, and real time analytics into a sophisticated solution for retailers and CPGs. Walgreens began rolling out Retailer iQ early this year, and the technology is now running in more than 8,000 stores. Coupons.com has signed five other retailers onto the platform, including two additional top 10 grocery retailers since the initial public offering, representing more than 20,000 store locations across the U.S. The Company expects Retailer iQ to be implemented with these retailers by the end of 2014.
  Initial Public Offering: On March 6, 2014, Coupons.com completed the filing of its initial public offering in which it issued and sold 12,075,000 shares of common stock at a public offering price of $16.00 per share resulting in gross proceeds of $193.2 million.

Business Outlook

For the full year 2014, total revenue is expected to be between $217 million and $223 million. Adjusted EBITDA is expected to be between $12 million and $17 million.

For the second quarter 2014, total revenue is expected to be between $50 million and $52 million. Adjusted EBITDA is expected to be between $1 million and $3 million.

Conference Call Information

Coupons.com President and CEO, Steven Boal, and CFO and COO, Mir Aamir, will host a conference call and live webcast to discuss the Company's financial results and business outlook today at 5:00 p.m. EDT / 2:00 p.m. PDT.

The live webcast and accompanying presentation can be accessed on the Investor Relations section of the company website at: http://investors.couponsinc.com. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Coupons.com has presented Adjusted EBITDA in this press release because it is a key measure used by its management and board of directors to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget, to develop short and long-term operational plans, and to determine bonus payouts. In particular, the Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of its core business. Additionally, Adjusted EBITDA is a key financial measure used by the compensation committee of the board of directors in connection with the determination of compensation for its executive officers. Accordingly, Coupons.com believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating the Company's operating results in the same manner as its management and board of directors. Coupons.com defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense) – net, benefit from income taxes, depreciation and amortization, and stock-based compensation.

Coupons.com's use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP. Some of these limitations are:

  Although depreciation and amortization are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditure requirements;
  Adjusted EBITDA does not reflect: (i) changes in, or cash requirements for, working capital needs; (ii) the potentially dilutive impact of stock-based compensation; or (iii) tax payments that may represent a reduction in cash available to Coupons.com; and other companies, including companies in its industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and the Company's other GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This release contains forward-looking statements based largely on Coupons.com's current expectations and projections about future events and financial trends affecting its business. Forward looking statements in this release include Coupons.com's current expectations with respect to revenues and Adjusted EBITDA for the second quarter of 2014 and for the full year 2014, the Company's expectations for the continued accelerating shift to Coupons.com's digital platform, Coupons.com's expectations regarding implementing Retailer IQ with other retailer partners and Coupons.com's expectations regarding future growth. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available to Coupons.com's management at the date of this release and its management's good faith belief as of such date with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, Coupons.com's financial performance, including its revenues, margins, costs, expenditures, growth rates and operating expenses, and its ability to generate positive cash flow and become profitable; the amount and timing of digital promotions by CPGs, which are affected by budget cycles, economic conditions and other factors; the Company's ability to adapt to changing market conditions; the Company's ability to retain and expand its business with existing CPGs and retailers; the Company's ability to maintain and expand the use by consumers of digital promotions on its platforms; the Company's ability to attract and retain third-party advertising agencies, performance marketing networks and other intermediaries; the Company's ability to effectively manage its growth; the effects of increased competition in the Company's markets and its ability to compete effectively; the Company's ability to effectively grow and train its sales team; the Company's ability to obtain new CPGs and retailers and to do so efficiently; the Company's ability to maintain, protect and enhance its brand and intellectual property; costs associated with defending intellectual property infringement and other claims; the Company's ability to successfully enter new markets; the Company's ability to develop and launch new services and features; the Company's ability to attract and retain qualified employees and key personnel; and other factors identified in Coupons.com's filings with the Securities and Exchange Commission (the "SEC"), including its prospectus filed with the SEC pursuant to Rule 424(b)(4) on March 7, 2014. Additional information will also be set forth in Coupons.com's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that the Company makes with the SEC. Coupons.com disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Coupons.com Incorporated

Coupons.com Incorporated (NYSE: COUP) operates a leading digital promotion platform that connects great brands and retailers with consumers, offering digital printable coupons, digital paperless coupons, coupon codes, card linked offers, and other promotions. For brand marketers, the company distributes digital coupons to millions of consumers through Coupons.com, the 30,000 publishers comprising the Coupons.com digital coupon network, our social presence and our mobile applications. The company also powers digital coupon initiatives in online marketing campaigns—including display advertising, email and social media programs. Clients include hundreds of consumer packaged goods companies (including Clorox, General Mills, Johnson & Johnson, Kellogg's, Kimberly-Clark, and Kraft Foods) and their brands, top retailers (such as A&P, CVS, Duane Reade, H-E-B, Kmart, Kroger, Safeway and Walgreens) and leading restaurant, toy and entertainment companies. For consumers, the company operates Coupons.com, which offers a valuable collection of digital coupons and coupon codes, and also offers Grocery iQ and Coupons.com mobile applications as well as KitchMe.com and the KitchMe app for Google Glass. For publishers, the company offers solutions to monetize website traffic, including branded microsites and Brandcaster, a self-service coupons syndication platform. Founded in 1998, the company is based in Mountain View, CA. To start printing coupons, visit www.coupons.com. To learn more about the company visit www.couponsinc.com. Visit Coupons.com on Facebook at www.facebook.com/couponscom.

COUPONS.COM INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Revenues	$51,501	$36,490
Costs and expenses:
Cost of revenues(1)	20,519	12,801
Sales and marketing(1)	19,511	14,903
Research and development(1)	16,267	10,953
General and administrative(1)	9,050	5,896
Total costs and expenses	65,347	44,553
Loss from operations	(13,846)	(8,063)
Interest expense	(302)	(206)
Other income (expense), net	(138)	29

Loss before benefit from income taxes	(14,286)	(8,240)
Benefit from income taxes	(244)	—
Net loss	$(14,042)	$(8,240)
Net loss per share attributable to common stockholders, basic and diluted	$(0.41)	$(0.45)

Weighted-average number of common shares used in computing net loss per share attributable to common stockholders, basic and diluted	34,535	18,341

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended March 31,
	2014	2013
Cost of revenues	$1,577	$86
Sales and marketing	4,117	382
Research and development	5,510	300
General and administrative	3,388	718
Total stock-based compensation	$14,592	$1,486

COUPONS.COM INCORPORATED RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Net loss	$(14,042)	$(8,240)
Adjustments:
Interest expense	302	206
Other income (expense), net	138	(29)
Benefit from income taxes	(244)	—
Depreciation and amortization	3,172	1,685
Stock-based compensation	14,592	1,486
Total adjustments	17,960	3,348
Adjusted EBITDA	$3,918	$(4,892)

Transactions(2)	407,785	312,877

(2)    A transaction is the distribution of a digital coupon through Coupons.com's platform that generates revenues.  The Company presents transactions as it believes that its ability to increase the number of transactions using its platform is an important indicator of its ability to grow revenues.

COUPONS.COM INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited, in thousands)

	March 31,	December 31,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$220,825	$38,972
Accounts receivable, net	39,580	42,185
Prefunded coupons cash deposits	1,180	920
Prepaid expenses and other current assets	4,750	3,100
Total current assets	266,335	85,177
Property and equipment, net	29,086	29,942
Intangible assets, net	3,835	1,813
Goodwill	17,864	9,887
Deferred tax assets	975	195
Other assets	3,839	7,222
Total assets	$321,934	$134,236

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$6,846	$5,589
Accrued compensation and benefits	7,378	13,721
Other current liabilities	16,133	13,699
Prefunded coupons cash obligations	1,180	920
Deferred revenues	6,617	6,751
Debt obligations	7,500	7,500
Debt obligations, related party	15,787	15,577
Total current liabilities	61,441	63,757
Other non-current liabilities	804	1,046
Deferred rent	1,085	1,222
Deferred tax liabilities	975	195
Total liabilities	64,305	66,220

Redeemable convertible preferred stock	—	270,262
Stockholders' equity (deficit):
Preferred stock	—	—
Common stock	1	—
Additional paid-in capital	502,307	28,403
Treasury stock, at cost	(61,935)	(61,935)
Accumulated other comprehensive income (loss)	49	37
Accumulated deficit	(182,793)	(168,751)
Total stockholders' equity (deficit)	257,629	(202,246)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$321,934	$134,236

COUPONS.COM INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(14,042)	$(8,240)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,172	1,685
Stock-based compensation	14,592	1,486
Accretion of debt discount	56	56
Loss on disposal of property and equipment	—	1
Provision for doubtful accounts	14	50
Benefit from deferred income taxes	(244)	—
Changes in operating assets and liabilities:
Accounts receivable	2,779	(1,512)
Prepaid expenses and other current assets	(1,456)	(1,279)
Accounts payable and other current liabilities	2,317	(1,386)
Accrued compensation and benefits	(6,345)	(4,857)
Deferred revenues	(145)	316
Other	155	148
Net cash provided by (used in) operating activities	853	(13,532)
Cash flows from investing activities:
Purchases of property and equipment	(2,914)	(9,382)
Business acquisition, net of acquired cash	859	—
Purchases of intangible assets	—	1
Net cash used in investing activities	(2,055)	(9,381)
Cash flows from financing activities:
Proceeds from issuance of common stock	2,922	448
Proceeds from initial public offering, net of offering costs	178,539	—
Exercise of warrant	1,610	—
Principal payments on capital lease obligations	(14)	(9)
Net cash provided by financing activities	183,057	439
Effect of exchange rates on cash and cash equivalents	(2)	3
Net increase (decrease) in cash and cash equivalents	181,853	(22,471)
Cash and cash equivalents at beginning of period	38,972	58,395
Cash and cash equivalents at end of period	$220,825	$35,924

Logo - http://photos.prnewswire.com/prnh/20140306/SF78786LOGO

CONTACT: Paul Sloan, Vice President, Corporate Communications, (650) 396-8754, psloan@couponsinc.com; Investor Contact: Lauren Odell / Darren McDermott, Brunswick Group, (212) 333-3810, CouponsIR@brunswickgroup.com